UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

TurkPower Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-52630	26-2524571
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

100 Park Avenue, Suite 1600
New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 984-0628
 (Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements in this report and its exhibits are forward-looking statements.  Words such as “expects”, “intends”, “plans”, “proposes”, “may”, “could”, “should”, “anticipates”, “estimates”, “likely”, “possible”, “potential”, “believes” and words of similar import may identify forward-looking statements.  Such statements are based on management’s current expectations, estimates and projections about the company’s business, are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors beyond the control of either TurkPower or ACM, including, but not limited to, the successful completion of the merger described herein; the combined company’s ability to raise the required additional capital to develop its mining assets and to identify other acquisition and/or joint venture opportunities in the mining sector, and to establish the technical and managerial infrastructure necessary to take advantage of, and successfully participate in, such opportunities; future economic conditions; demand for manganese and other minerals or metals the company may seek to extract; political stability; and changes in governmental regulations.  Additional information on risks and other factors that may affect the business and financial results of TurkPower and the combined company can be found in filings of TurkPower with the U.S. Securities and Exchange Commission (the “SEC”).

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01    Entry into a Material Definitive Agreement.

Effective November 20, 2011, TurkPower Corporation (“TurkPower”) entered into a binding term sheet (the “Term Sheet”) with ACM Corporation (“ACM”) and Navesink Capital Advisors (“Navesink”), pursuant to which Navesink and/or its affiliates or agents will assist ACM and TurkPower Corporation in connection with a merger and related transactions.

ACM is a privately held corporation that owns 100% of its subsidiary Burkina Manganese, S.A., in production with its “Kiere” manganese mine, and 90% of Mali Manganese, S.A., with its “Ansongo” manganese mine, expected to be in production in the first quarter of 2012.  These current mining operations are located in the West African countries of Burkina Faso and Mali.  Manganese, necessary in the production of steel, is considered a strategic metal by developed and developing countries around the world.

Pursuant to the Term Sheet, ACM will merge with and into a subsidiary of TurkPower, with ACM as the surviving corporation (the “Merger”), in which the outstanding shares of ACM will be exchanged for (a) 105 million shares of common stock of TurkPower, pro rata (subject to increase for the Performance Bonus as defined below) and (b) for certain long-term ACM stockholders, 1,000 shares of perpetual convertible voting preferred stock of TurkPower with an aggregate liquidation preference of $65 million (or $65,000 per share) (subject to adjustment as provided below), convertible into TurkPower Common Stock at $0.50 of liquidation preference per share of TurkPower Common Stock (the “TurkPower Preferred”).

Certain existing indebtedness of ACM to ACM’s Chairman and CEO, Mr. Louis Slaughter, in the approximate principal amount of $1,500,000, and any accrued interest thereon, would be converted upon the Merger into additional shares of TurkPower Preferred at 100% of the liquidation value, or approximately $1,500,000 liquidation preference of TurkPower Preferred, making an aggregate of approximately $66,500,000 aggregate liquidation preference (1,023 shares) of TurkPower Preferred to be issued at the time of the Merger.  The TurkPower Preferred would have 130,000 votes per share and would vote together with the common stock of TurkPower on all matters submitted to a vote of shareholders.

The Merger is intended to qualify as a tax-free reorganization under the U.S. Internal Revenue Code. The Merger would be treated as a reverse merger and recapitalization of TurkPower for financial accounting purposes, in which ACM would be considered the acquirer for accounting purposes, and the historical financial statements of TurkPower before the Merger would be replaced with the historical financial statements of ACM before the Merger in all filings with the SEC after the merger.

The definitive Merger agreement is expected to provide that if (a) TurkPower obtains an Canadian NI 43-101 or Australasian JORC compliant independent engineering report certifying proven reserves of at least 15 million metric tons of manganese, or (b) TurkPower reports audited gross revenues of at least $60 million for fiscal 2012 in its Form 10-K report for that year, or (c) TurkPower reports audited gross revenues of at least $80 million for fiscal 2013 in its Form 10-K report for that year, then TurkPower shall issue an additional 18,650,000 restricted shares of TurkPower common stock to the stockholders of ACM receiving the TurkPower Preferred in the Merger (the “Performance Bonus”).

Prior to the Merger, TurkPower will use its best efforts to raise bridge financing of $1.5 million, out of the proceeds of which it would (a) lend $1 million to ACM on a secured basis, (b) place in escrow up to $500,000 for an investor relations program, and (c) use the remainder of the net proceeds to meet specific working capital requirements of TurkPower to be defined and agreed upon by ACM and TurkPower prior to execution of the Bridge Notes.  A more detailed description of the bridge financing and related transactions will be provided in a subsequent report filed with the SEC when and if the bridge financing is closed.  There can be no assurance that such bridge financing will be available on terms acceptable to TurkPower and ACM or at all.

After the Merger, TurkPower will seek to raise between $5,000,000 and $15,000,000 of additional financing to carry out its business plan, although there can be no assurance that such financing will be available on terms acceptable to TurkPower or at all.

It is anticipated that upon the closing of the Merger, Mr. Slaughter will become Chairman and CEO of TurkPower; that the pre-Merger stockholders of ACM will appoint the majority of the directors on the Board of Directors of TurkPower; that Mr. Ryan E. Hart, currently executive Chairman and Director of TurkPower, will remain and a director; and that a majority of the Board of Directors will be independent directors within the meaning of the rules of a U.S. national securities exchange.  Turk Power expects to rename itself ACM Corporation.

The anticipated closing date for the bridge financing will be on or before December 1, 2011, and the anticipated closing date for the Merger will be on or before January 31, 2012.  The closing of the Merger is subject to completion and delivery of US GAAP audited and interim unaudited financial statements of ACM, pro forma the TurkPower Merger, compliant with applicable SECs regulations for inclusion under Item 2.01 (f) and/or 5.01(a)(8) of Form 8-K , to satisfactory due diligence by the parties and to certain other conditions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2011, Mr. Aykut Ferah resigned as a director and as Chief Executive Officer and Chief Financial Officer of TurkPower.  To the knowledge of the other executive officers of TurkPower, Mr. Ferah’s resignation as a director was not because of any disagreement with TurkPower on any matter relating to TurkPower’s operations, policies or practices.

Effective November 16, 2011, Mr. Richard Schaeffer resigned as a director of TurkPower.  To the knowledge of the executive officers of TurkPower, Mr. Schaeffer’s resignation as a director was not because of any disagreement with TurkPower on any matter relating to TurkPower’s operations, policies or practices.

Effective November 16, 2011, the Board of Directors of TurkPower appointed Mr. Ryan E. Hart as Interim Chief Executive Officer and Interim Chief Financial Officer of TurkPower, to serve at the pleasure of the Board of Directors.  Mr. Hart’s curriculum vitae, security ownership in TurkPower, compensation from TurkPower and certain other information about him are contained in Part III of TurkPower’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011, as filed with the SEC, and are incorporated herein by reference.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TurkPower Corporation

Date: November 21, 2011	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Executive Chairman and Director